UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2020

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of October 29, 2020, Cosmos Holdings Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Agreement”) with an unaffiliated third-party lender (the “Lender”) and Grigorios Siokas, the Company’s Chief Executive Officer and principal shareholder, as Guarantor. A copy of the Agreement is attached hereto as Exhibit 4.1.

The Agreement provides for the issuance by the Company of 259,741 shares of common stock (the “Exchange Shares”), at the rate of $3.85 per share, in exchange for an aggregate of $1,000,000 principal amount (the “Exchange Debt”) of an existing loan made by the Lender to the Company.

The market price at the time this Agreement was negotiated was $3.85 per share. Interest will continue to accrue on the remaining Debt and the converted amount until December 31, 2020.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As of October 29, 2020, the Company entered into the Debt Exchange Agreement described in Item 1.01 above.

Exemption from registration under the Securities Act of 1933, as amended, (the “Act”) is claimed under Section 4(a)(2) of the Act. based on the representations and warranties set forth in the Debt Exchange Agreement dated as of October 29, 2020, a copy of which is filed as Exhibit 4.1 to this Form 8-K. There were no commissions paid and no placement agent or underwriters were involved.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
4.1	Debt Exchange Agreement dated as of October 29, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: March 11, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas Chief Executive Officer

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